EXHIBIT 10.10 OMNOVA Solutions Inc. Participant: [participant name] Global ID: [participant global ID] Award Type: Restricted Stock Units Plan Name: 2017 EIP - Restricted Share Units Award Date: [award date] Award Expiration Date: N/A Total Granted: [total granted] Award Price: USD [award price per share] Vesting Schedule Shares/Options Awarded Vest Date [amount vesting 1] [vest date 1] [amount vesting 2] [vest date 2] [amount vesting 3] [vest date 3]

RESTRICTED SHARE UNITS AGREEMENT This RESTRICTED SHARE UNITS AGREEMENT (the “Agreement”) is made and entered into between OMNOVA Solutions Inc., an Ohio corporation (“Company”), and the individual identified as the “Participant” (such individual, the “Recipient”) on the cover page preceding this Agreement (such cover page, the “Grant Report”), effective as of the Award Date specified on the Grant Report. WHEREAS, under the terms of the OMNOVA Solutions Inc. 2017 Equity Incentive Plan as in effect on the date hereof (the “Plan”), the Company is authorized to issue restricted share units. NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement and for other good and valuable consideration, the parties hereto agree as follows: 1. Grant of Restricted Share Units. In consideration for the services to be rendered by the Employee to the Company, the Company hereby issues to the Employee, the number of restricted share units under the Plan identified as the Total Granted on the Grant Report (the “Restricted Share Units”). Each Restricted Share Unit represents the right to receive one common share, par value $0.10 per share, of the Company (each, a “Common Share”), subject to the terms and conditions set forth in this Agreement and the Plan. The Restricted Share Units shall be credited to a separate account maintained for the Employee on the books and records of the Company (the “Account”). All amounts credited to the Account shall continue for all purposes to be part of the general assets of the Company. 2. Vesting. (a) Ordinary Vesting. Except as otherwise provided herein, the Restricted Share Units will vest and no longer be subject to any restrictions in accordance with the Vesting Schedule set forth in the Grant Report, in such vesting amounts and on such vesting dates as specified therein (each date on which Restricted Share Units vest, a “Vesting Date”), provided that the Recipient is an employee of the Company on each such Vesting Date (the period during which restrictions apply prior to each Vesting Date, the “Restricted Period”). (b) Separation from Service Due to Death or Disability. If Recipient experiences a Separation from Service from the Company by reason of his or her death or Disability, the Vesting Date for all unvested Restricted Share Units shall be deemed to be the date of such Separation from Service, all unvested Restricted Share Units shall vest, all restrictions thereon shall lapse, and the Common Shares underlying the unvested Restricted Share Units shall be delivered to the Recipient or the Recipient’s Beneficiary subject to the terms of this Agreement. (c) Separation from Service Due to Retirement. If Recipient’s experiences a Separation from Service from the Company by reason of his or her Retirement, the Restricted Share Units shall continue to vest in accordance with Section 2(a) hereof. (d) Change in Control Vesting. i. Failure to Receive a Replacement Award. If, prior to or in connection with the Change in Control, Recipient does not receive a Replacement Award in exchange for his or her unvested Restricted Share Units, then the Vesting Date of the unvested Restricted Share Units shall be deemed to be the date and time that is immediately prior to the Change in Control, and at such time all restrictions thereon shall lapse and the Common Shares there underlying shall be delivered to Recipient. Any Replacement Award granted to Recipient shall be deemed a complete and full substitution for, and shall be accepted in full satisfaction of, the unvested Restricted Share Units.

ii. Separation from Service Following Change in Control. If Recipient has received a Replacement Award prior to or in connection with a Change in Control and, following the Change in Control, Recipient terminates his or her employment for Good Reason, or Recipient is involuntarily terminated for reasons other than for Cause, in either case within twenty four (24) months of the Change in Control, then the Vesting Date of the Replacement Award shall be deemed to be the date of such termination, all restrictions thereon shall lapse, and the Common Shares there underlying shall be delivered to Recipient. (e) Other Separations from Service. If Recipient’s employment by the Company terminates other than as provided for in Sections 2(b), 2(c), or 2(d) above, then the Restricted Share Units which have not vested prior to such date of termination will be forfeited and cancelled as of such date. Notwithstanding the foregoing, by a majority vote, the Committee shall have the right, in its sole discretion, to waive the forfeiture of all or any portion of such unvested Restricted Share Units subject to such terms as it deems appropriate. 3. Restrictions. Subject to any exceptions set forth in this Agreement or the Plan, during the Restricted Period and until such time as the Restricted Share Units are settled in accordance with Section 7, neither the Restricted Share Units nor any rights relating thereto may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Recipient. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Restricted Share Units or the rights relating thereto shall be wholly ineffective and, if any such attempt is made, the Restricted Share Units will be forfeited by the Recipient and all of the Recipient’s rights to such units shall immediately terminate without any payment or consideration by the Company. 4. Shareholder Rights. The Recipient shall not have any rights of a shareholder with respect to the Common Shares underlying the Restricted Share Units unless and until the Restricted Share Units vest and are settled by the issuance of such Common Shares. Upon and following the settlement of the Restricted Share Units, the Recipient shall be the record owner of the Common Shares issued in satisfaction of the Restricted Share Units unless and until such shares are sold or otherwise disposed of by Recipient, and as record owner Recipient shall be entitled to all rights of a shareholder of the Company (including voting rights). 5. Automatic Dividend Reinvestment. If, prior to the settlement date, the Company declares a cash or stock dividend on its Common Shares, then, on the payment date of the dividend, the Account shall be credited with dividend equivalents in an amount equal to the dividends that would have been paid to Recipient if Recipient had held an amount of Common Shares equal to the number of Restricted Share Units on such payment date. The dividend equivalents credited to the Recipient’s Account will be deemed to be reinvested in additional Restricted Share Units (rounded to the nearest whole share) and will be subject to the same terms and conditions as the Restricted Share Units to which they are attributable and shall vest or be forfeited at the same time as the Restricted Share Units to which they are attributable. Such additional Restricted Share Units shall also be credited with additional Restricted Share Units as any further dividends are declared. 6. Adjustments. If any change is made to the outstanding Common Shares or the capital structure of the Company, the Restricted Share Units shall be adjusted or terminated to the extent contemplated by Section 11 of the Plan. 7. Settlement. Subject to Section 9 below, promptly following the Vesting Date, and in any event no later than two and one half months following the Vesting Date, the Company shall (a) deliver to Recipient the number of Common Shares equal to the number of Restricted Share Units so vesting; and (b) enter Recipient’s name on the books of the Company as the shareholder of record with respect to the Common Shares so delivered to Recipient (the date on which such settlement occurs, the “Settlement Date”).

8. Beneficiary Designation. Recipient may designate any beneficiary or beneficiaries (contingently or successively) to whom the Restricted Share Units are to be paid if Recipient dies during the Restricted Period, and may at any time revoke or change any such designation. Absent such designation, any Common Shares which are to be delivered to the Recipient in respect of Restricted Share Units under this Agreement will be payable to Recipient’s estate upon Recipient’s death. The designation of a Beneficiary will be effective only when Recipient has delivered a completed Designation of Beneficiary form to the Company’s Secretary or followed other appropriate Beneficiary designation procedures established by the Company’s Secretary from time to time. A subsequent Beneficiary designation will revoke a prior designation. 9. Withholding of Taxes. Any taxes that the Company determines are required to be withheld upon settlement of the Restricted Share Units will be satisfied by the Company withholding from the Common Shares deliverable to Recipient an aggregate number of Common Shares having a value equal to Recipient’s tax withholding obligation (based on the Market Value per Share on the Settlement Date). To the extent that the amount of such taxes exceeds the value of the Common Shares to be delivered under this Agreement (or such taxes are required to be withheld at any time other than the Settlement Date), then the Company shall have the right in its sole discretion to (a) require Recipient to pay or provide for payment of the required tax withholding, or (b) deduct the required tax withholding from any other compensation payable in cash to Recipient. 10. Defined Terms. Capitalized terms used, but not defined, herein, shall have the meetings provided to them in the Plan. 11. Disputes and Conflicts. The Committee shall have the authority to determine all disputes and controversies concerning the interpretation of this Agreement. All determinations and decisions made in good faith by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee made in good faith shall be final, conclusive and binding on all persons. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control. 12. Notices. All written notices and communications directed to the Company pursuant to this Agreement must be addressed to OMNOVA Solutions Inc., 25435 Harvard Road, Beachwood, Ohio 44122; Attention: Corporate Secretary. All communications directed to Recipient pursuant to this Agreement will be mailed to the Recipient’s current address as recorded on the payroll records of the Company. 13. Governing Law. To the extent not preempted by federal law, this Agreement will be governed by and interpreted in accordance with the laws of the State of Ohio. 14. Section 409A. This Agreement is intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this agreement comply with Section 409A of the Code and in no event shall the Company be liable hereunder for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Recipient on account of non-compliance with Section 409A of the Code. 15. Grant Acceptance. In consideration of my receipt of the grant of Restricted Share Units as specified on the Grant Report, I acknowledge by accepting the grant (evidenced in writing or through my acknowledgement of the grant through the Company’s third-party equity plan administrator), I agree to the terms, conditions and restrictions set forth in this Agreement and the Plan.